Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-86494) of American Locker Group Incorporated’s 1999 Stock Incentive Plan of our report dated March 31, 2010 (which reports an unqualified opinion), with respect to the financial statements and financial statement schedule of American Locker Group Incorporated for the years ended December 31, 2009, 2008, and 2007, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ Travis Wolff, LLP (also known as Travis, Wolff & Company, L.L.P.)
Dallas, Texas
March 31, 2010